                            --SCHEDULE 14A TEMPLATE--
===============================================================================
                                               --------------------------------
                                               \        OMB APPROVAL          \
                                               \------------------------------\
                                          \    \  OMB Number:      3235-0059  \
DELETE IF NOT REQUIRED   -------------------   \  Expires:  January 31, 2002  \
                                          /    \  Estimated average burden    \
                                               \  hours per response....13.12 \
                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       August Financial Holding Co., Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                     AUGUST FINANCIAL HOLDING COMPANY, INC.

             Notice of Special Meeting, to be held October 22, 2002
                                 Proxy Statement

AUGUST FINANCIAL HOLDING COMPANY, INC.

                                                       150 Lincoln Street
                                                       Boston, MA 02111
                                                       (617) 542-8088


                                                       September 25, 2002


Dear August Financial Holding Company, Inc. Stockholders:

         The following pages contain the formal notice of the 2002 Special Meeting and the Proxy Statement. Please be sure to complete, date, sign and return the enclosed proxy card promptly to ensure that your shares will be voted.

         You are invited to attend August Financial Holding Company's Special Meeting to be held on Tuesday, October 22, 2002 at 10.00 a.m. at August Financial Holding Company's Corporate Office located at 150 Lincoln Street, Boston, MA 02111.

                                                       Sincerely,



                                                       Vivian Wenhuey Chen Huang
                                                       Chairman of the Board
                                                       President & CEO

August Financial Holding Company, Inc.
________________________________________________________________________________
NOTICE OF SPECIAL MEETING                            To Be Held October 22, 2002


To:      The Owners of Common Stock

         The 2002 Special Meeting of Stockholders of August Financial Holding Company, Inc. will be held at August Financial Holding Company's Corporate Office, 150 Lincoln Street, Boston, Massachusetts, on Tuesday, October 22, 2002 at 10:00 a.m. (Boston Time), for the following purposes:

         1. To approve a reverse stock split of one share of Company common stock for every one hundred shares currently held.

         2. To transact any other business which may properly come before the meeting or any adjournment or adjournments thereof.

         Stockholders of record at the close of business on September 18, 2002 will be entitled to notice of and to vote at the 2002 Special Meeting.

         The Board of Directors urges you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope. All stockholders are cordially invited to attend the special Meeting, and your right to vote in person will not be affected if you mail your proxy.

                                    By Order of the Board of Directors

                                    Thomas W. Huang
                                    Secretary

Boston Massachusetts
September 25, 2002

         _______________________________________________________________________
         IMPORTANT
         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                     AUGUST FINANCIAL HODLING COMPANY, INC.
                                 PROXY STATEMENT

GENERAL

         This Proxy Statement of August Financial Holding Company, Inc., a Nevada corporation ("August Financial" or the "Company" or the "Corporation"), is being mailed or otherwise furnished to its stockholders on or about September 25, 2002 in connection with the solicitation by the Board of Directors of proxies to be voted at its 2002 Special Meeting of Stockholders to be held on October 22, 2002 at 10:00 a.m. (Boston time) at the Company's Corporate Office, 150 Lincoln Street, Boston, Massachusetts 02111.

         Enclosed with this Proxy Statement and Notice of Special Meeting is a proxy card on which the Board of Directors requests that you vote FOR Proposal No. 1 to approve a reverse stock split of 1 share for 100 shares.

         Except for procedural matters incident to the conduct of the Special Meeting, the Company does not know of any matters other than those described in the Notice of Special Meeting that are to come before the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies on such matters in their discretion.

         All costs of solicitation of proxies will be borne by the Company. Those costs are expected to include not only those ordinarily incurred in connection with the preparation and mailing of proxy material, but also for the costs to solicit the votes necessary to gain approval of the majority of the issued and outstanding shares required as described in the following paragraph. In addition to solicitations by mail, the Company's Directors and officers may solicit proxies by telephone and personal interviews.

         Only holders of record of August Financial Holding Company Inc.'s Common Stock, par value $ .01 per share, at the close of business on September 18, 2002 (the "Record Date") are entitled to notice of and to vote at the meeting. On that date, there were 3,855,726 shares of Common Stock outstanding, the holders of which are entitled to one vote per share. The affirmative vote of the majority of the issued and outstanding shares of the Company's Common Stock is required for the approval of the reverse stock split (Proposal 1). Accordingly, abstentions and shares not voted in favor of Proposals 1 will have the effect of being a vote against those proposals.

                          APPROVE A REVERSE STOCK SPLIT
                                  (Proposal 1)

         Management of the Company believes that as it begins to explore new avenues by which to conduct business, the existing number (3,855,726) of issued and outstanding shares of the Company's common stock will result in unnecessary complexity, both from an administrative perspective and with respect to raising additional capital. Accordingly, management and the Company's Board of Directors proposes to make a 1 for 100 reverse split, providing that each one hundred
(100) issued and outstanding shares of common stock, $0.01 par value per share, held of record on the Record Date will be converted into one share of common stock, par value $0.01 per share. Fractional shares of stock will not be issued in connection with the reverse split. Instead, holders of fewer than 100 shares and holders of numbers of shares of currently issued Company common stock, par value $0.01 per share, not divisible evenly by 100 on the Record Date will be paid cash for the fractional shares created by the reverse split in amounts, determined as described below, representing such shares' pro rata share of the Company's adjusted stockholders' net worth. Upon approval of the proposed reverse split by the Company's shareholders, the Company will contact shareholders concerning the mechanism for exchange of share certificates and payment for fractional shares.

         As of December 31, 2001, the Company's only significant asset was $447,000 in cash resulting primarily from the sale in 2000 of all 42,000 remaining shares of the common stock of CompuDyne Corporation, par value $0.01 that it still held at that time. After the expenses in updating all regulatory filings, preparation for the Annual Meeting, proxy solicitation, expenses in preparation for launching of new business, and after settling a pending contingent environmental claim against the Company and the expenses for this special shareholder's meeting, the Corporation will have on hand approximately $100,000 in cash. In addition, the Company now has two subsidiaries, August Insurance Agency, Inc. and August Financial Advisors, Inc. both of which are starting to generate revenue. Management believes that the Company has an intrinsic value of approximately $427,000 as an ongoing business. The total of the expected cash and intrinsic value of the Corporation of approximately $527,000 represents management's estimate of the Company's adjusted stockholders' net worth. Dividing that adjusted stockholders' net worth by the 3,855,726 shares of common stock currently outstanding results in an adjusted net worth per existing share of $0.1367. After the 1 for 100 reverse split, the adjusted net worth per existing share will be $13.67 (the "Factional Share Value"), and the Company will pay stockholders of record for fractional shares based on the Fractional Share Value.

         For example, if on the Record Date a stockholder holds of record ninety
(90) shares of the Company's common stock, par value $0.01, after the reverse split, that stockholder would be entitled to 0.9 of a post reverse split share of common stock. Accordingly, that stockholder would be paid $12.30 (.9 times the $13.67 Fractional Share Value) for his or her single remaining fractional share of post reverse split common stock. Based on the Company's analysis of its stock ledger, it is expected that the Company will disburse approximately $20,000 in the aggregate for the fractional shares to 2,869 stockholders of record on the Record Date and that 1,851 of the Company's 2,946 existing stockholders will be issued no new shares and will have their holdings of the Company's common stock liquidated entirely. No shareholder can have more than a fraction of one post reverse split share.

         A stockholder who will receive cash in lieu of his or her fractional share under the proposed reverse stock split and who votes against Proposal 1 may dissent in accordance with Section 92A.300 through 92A.500, inclusive, of the Nevada Revised Statutes ("Dissenter's Rights Statutes), and obtain fair value of the fraction of a share to which the stockholder would otherwise be entitled. A copy of the Dissenter's Rights Statutes accompanies the Notice of Annual Meeting included with this Proxy Statement (Exhibit A).

         The Board of Directors recommends a vote FOR Proposals No. 1.

         OTHER MATTERS

         The Board of Directors does not know of any other matters, which may come before the meeting. However, if any other matters are properly presented to the meeting or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Any proposals by stockholders which are to be presented at the Annual Meeting to be held in 2003 must be received by the Company by January 1, 2003 in order to be included in the Proxy Statement and on the proxy card relating to the 2003 Annual Meeting of Stockholders.

Exhibit A

         Dissenters Rights Statutes Under Nevada Law

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS
92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.
1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions: (a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:
(1) If approval by the stockholders is required for the merger by NRS
92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange. (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:
(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or
(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
(1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:
      (I) The surviving or acquiring entity; or
     (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or
(2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).
2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.
2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:
(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and
(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410 Notification of stockholders regarding right of dissent.
1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.
2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:
(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
(b) Must not vote his shares in favor of the proposed action.
2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.
1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.
2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;
(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.
1. A stockholder to whom a dissenter's notice is sent must:
(a) Demand payment;
(b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and
(c) Deposit his certificates, if any, in accordance with the terms of the notice.
2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.
3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.
1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

NRS 92A.460 Payment for shares: General requirements.
1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
(a) Of the county where the corporation's registered office is located; or
(b) At the election of any dissenter residing or having it registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.
2. The payment must be accompanied by:
(a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;
(b) A statement of the subject corporation's estimate of the fair value of the shares;
(c) An explanation of how the interest was calculated;
(d) A statement of the dissenter's rights to demand payment under NRS 92A.480;
and
(e) A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.
1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.
2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.
1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.
2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.
3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
5. Each dissenter who is made a party to the proceeding is entitled to a judgment:
(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.
1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding. 5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

PROXY CARD

August Financial Holding Company, Inc. special meeting of shareholders to be held on Tuesday, October 22, 2002 at 10:00 A.M. Boston time for holders as of September 18, 2002. This Proxy is solicited on behalf of the Board of Directors.

     The undersigned holder of Common Stock of August Financial Holding Company, Inc. hereby appoints Millard H. Pryor, Jr. and Vivian Wenhuey Chen Huang, and each of them, proxies to represent the undersigned with full power of substitution, as attorneys and proxies for the undersigned to appear and vote all of the shares of Common Stock of August Financial Holding Company. Inc. (the "Company") standing on the books of the Company in the name of the undersigned at the 2002 Special Meeting of Shareholders of August Financial Holding Company, Inc., to be held at the offices of the Company at 150 Lincoln Street, Boston, Massachusetts 02111, at 10:00 a.m. and at any adjournment of said Special Meeting. A majority of said attorneys and proxies as shall be present and voting (or if only one shall be present and voting, then that one) in person or by substitute or substitutes at said meeting or any adjournment thereof, shall have and may exercise all of the powers of said attorneys and proxies hereunder. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated September 25, 2002 and instructs its attorneys and proxies to vote as set forth on this Proxy.

         Please indicate your voting instructions for each proposal. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted FOR proposal 1.

PROPOSAL

                                                                                  For        Against      Abstain
1.   To approve a reverse stock split of 1 share of the Company for 100
     shares held on the Record Date.                                              _____      _____        _____


Dated:  _________________________________________, 2002

Signature:_______________________________

Signature: (if held jointly) __________________________